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                                                                 EXHIBIT (a)(11)

                              NOTICE OF MERGER OF
                          HSD ACQUISITION CORPORATION
                                     INTO
                        HOMESTEAD VILLAGE INCORPORATED

  Notice is hereby given by HSD Acquisition Corporation, a Maryland corporation ("HSD"), of the proposed merger (the "Merger") of HSD into Homestead Village Incorporated, a Maryland corporation ("Homestead"). Articles of Merger pursuant to which the Merger will become effective will be filed with the State Department of Assessments and Taxation of Maryland (the "SDAT") on June 8, 2000. This Notice is given pursuant to Section 3-106(d) of the Maryland General Corporation Law to each stockholder of record of Homestead as of May 4, 2000 and is conditioned upon the ownership by HSD of 90% or more of the outstanding shares of common stock of Homestead as of the time of acceptance for record of the Articles of Merger by the SDAT.

                                          HSD ACQUISITION CORPORATION


                                          By:     /s/ Jeffrey A. Klopf
                                              ---------------------------------
                                                         President

May 4, 2000